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                        LEASING AND MANAGEMENT AGREEMENT
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                  REAL ESTATE MANAGEMENT AND LEASING AGREEMENT



REAL ESTATE MANAGEMENT AND LEASING AGREEMENT made as of the 28th day of April, 2003, between PREIT-RUBIN, INC., a Pennsylvania Corporation having an address at The Bellevue, Suite 300, 200 South Broad Street, Philadelphia, Pennsylvania 19102 (hereinafter referred to as the "Agent"), and New Castle Associates, a Pennsylvania limited partnership (hereinafter referred to as the ("Owner").


                              W I T N E S S E T H :

In consideration of the covenants herein contained, the parties hereto, intending to be legally bound, covenant and agree as follows:


                                    ARTICLE I
                     APPOINTMENT AND AUTHORITY OF THE AGENT

1.1 The Owner hereby appoints the Agent as the exclusive managing and leasing agent for the Cherry Hill Mall in Cherry Hill, New Jersey (the "Premises"), and hereby authorizes the Agent to exercise such powers with respect to the Premises as may be necessary for the performance of the Agent's obligations under Article II, and the Agent accepts such appointment on the terms and conditions hereinafter set forth for a term as provided in Article VII. Agent shall have no right or authority, expressed or implied, to commit or otherwise obligate Owner in any manner whatsoever except to the extent specifically provided in this Agreement. Not later than forty-five (45) days prior to the effective date of this Agreement, Owner shall deliver to Agent such information, documents and certificates regarding the Premises as Agent shall reasonably request, including, but not limited to the following:

           (a)  A current and complete rent roll.

           (b) The current operating budget and capital budget for the past and current calendar year.

           (c) Income cash flow report and variances from budget for prior and current calendar year.

           (d) A current list of all employees, titles, salaries/wages employed on site at the Premises.


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           (e)  A current list of brokers actively engaged in leasing the
                Premises.

           (f)  Copies of all existing lease documents.

           (g)  All leases currently in dispute or litigation.

           (h) All files on any litigation and/or disputes regarding any and all matters, including, but not limited to: parts, equipment, furnishings, real property, easements, taxes, third party contracts, employer-employee relations, and the like.

           (i)  Legal descriptions of the Premises. .

           (j)  Mortgagees' names and addresses; lien holders, and the like.

           (k)  Site plans and specs.

           (l) An inventory of Owner's personal property on Premises, all tools, equipment and supplies.

           (m)  List of vendors.

           (n) All pertinent books and records relating to the management, operation and leasing of the Premises.

           (o)  Third party contracts in force.

           (p)  List of security deposits held, on a tenant by tenant basis.

         Not later than the effective date of this agreement, Owner shall wire transfer to the Bank Account (hereafter defined) sufficient working capital to enable Agent to operate and maintain the Premises during the first thirty (30) days. Within thirty (30) days after the effective date of this Agreement, Owner shall deliver to Agent original executed copies of all existing leases and operating agreements in effect with respect to the Premises. If requested by Agent, Owner shall arrange for the present property manager to meet with Agent's employees at the Premises or Agent's home office to review all of the above and to assist Agent in connection with the transition of the management of the Premises.

                                   ARTICLE II
                             THE AGENT'S AGREEMENTS

2.1 The Agent, on behalf of the Owner, shall implement or cause to be implemented the decisions of the Owner relating to the Premises and within the scope of Agent's obligations as specified in this Agreement and shall conduct the ordinary and usual business affairs of the Owner with respect to the Premises solely as provided in this Agreement. The Agent agrees to use reasonable efforts to:


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           (a)  contract, for periods limited to the Owner's possession of the
                Premises, but not in excess of one year, (without Owners prior consent), in the name and at the expense of the Owner, for gas, electricity, water, and such other services as are being currently furnished to the Premises. Service contracts shall be written to include a thirty (30) day notice of cancellation by the Owner wherever possible.

           (b) at the expense of the Owner, select, employ, pay, supervise, direct and discharge an on-site manager, accountant and staff as well as all other employees necessary for the operation and maintenance of the Premises, in number and at initial wages not in excess of those shown on Exhibit A attached hereto or those required under any union contract then in effect, plus Agent's standard fringe benefit package, including bonus, to carry Workers' Compensation Insurance (and, when required by law, compulsory Non-Occupational Disability Insurance) covering such employees, and to use reasonable care in the selection and supervision of such employees. The Agent shall be responsible for complying with all laws and regulations and collective bargaining agreements affecting such employment, and Agent shall negotiate with labor unions lawfully entitled to represent employees at the premises. The Agent will be and will continue throughout the term of this Agreement to be an Equal Opportunity Employer. All persons employed in connection with the operation and maintenance of the Premises shall be employees of the Agent, Agent's affiliates or Agent's contractors, and not of Owner. The Agent shall be reimbursed by the Owner in amounts not exceeding those which are in accordance with the approved budget for all expenses properly incurred by it for compensation of all employees necessary for the operation and maintenance of the Premises, including, without limitation, direct payroll, fringe benefits, including bonus, employer's payroll taxes such as the employer's contribution to FICA, unemployment compensation, employer's contribution to any pension plan which is identified by the Agent to the Owner (including, without limitation, any withdrawal liability imposed on the Agent as a result of this Agreement pursuant to the Multi-Employer Pension Plan Amendments Act of 1980), the cost of employee benefits required by law, workers compensation premiums, and any sums required to be paid to such employees under collective bargaining agreements made pursuant to the National Labor Relations Act.

           (c) make all ordinary repairs and replacements (except those excluded by this Agreement), do all decorating and landscaping, and purchase all supplies necessary for the proper operation of the Premises and the fulfillment of the Owner's obligations


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                under the leases affecting the Premises and compliance with all governmental and insurance requirements; provided that the Agent shall not make any purchase or do any work, the cost of which shall exceed the amount set forth in Exhibit B without obtaining, in each instance, the prior consent of the Owner, except (i) in circumstances which the Agent shall deem to constitute an emergency requiring immediate action for the protection of the Premises or of tenants or other persons or to avoid the suspension of necessary services or (ii) where the expense is authorized by the approved budget. The Agent shall notify the Owner of the necessity for, the nature of, and the cost of any such emergency repairs or compliance. If Owner shall require, Agent shall submit, for Owner's prior written approval, a list of contractors and subcontractors performing tenant work, repairs, alterations or services at the Premises, under Agent's direction.

         It is understood that if the Agent is requested by Owner to undertake the making or supervision of extensive repairs (such as re-roofing the Premises or a major portion thereof), alterations, renovations or reconstruction of the Premises or any part thereof that Owner shall pay Agent therefor pursuant to ss.
4.3 hereof and that such work is otherwise not required to be contracted for by Agent. The Owner shall receive the benefit of all discounts and rebates obtained by the Agent in its operation of the Premises.

         If the Agent desires to contract for repair, construction, or any other service described in this subsection (c) with a party with respect to which any partner or shareholder of the Agent holds a beneficial interest, such interest shall be disclosed to and approved by the Owner before such services are procured. The cost of any such services shall likewise be at competitive rates notwithstanding that tenants of the Premises may be required to pay such costs. The Agent shall not employ any corporation or other entity in which the Agent (or any subsidiary, affiliate, or related corporation) shall have a financial interest for the purpose of making repairs and alterations or performing other services to the Premises, unless such work is done at a tenant's request and at tenant's sole expense (such work being hereinafter referred to as "Tenant Work"). The Agent, or general contractor working under the supervision of the Agent, is authorized to make and install such Tenant Work, and Agent may collect from such tenant or such general contractor, for its sole account, its charge for supervisory overhead on all such Tenant Work. The Agent shall hold the Owner harmless from any and all claims which may be advanced by any such tenant in connection with Tenant Work performed by the Agent or under the Agent's supervision. The Agent, however, shall not require any tenant to use the Agent, its subsidiaries, affiliates or related corporations or its general contractor to perform such Tenant Work.

           (d) handle promptly complaints and requests from tenants, notify the Owner promptly (together with copies of supporting documentation) of any notice of violation of any governmental requirements, any material defect in the Premises and any fire or other damage to the Premises.

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           (e)  notify the Owner's general liability insurance carrier and the
                Owner promptly of any bodily or personal injury or property damage occurring to or claimed by any tenant or third party on or with respect to the Premises and to forward promptly to the carrier any summons, subpoena, or other like legal document served upon the Agent relating to actual or alleged potential liability of the Owner, the Agent or the Premises.

           (f) request from tenants any certificates of insurance and renewals thereof required to be furnished by the terms of leases, copies of which will be provided to the Owner upon request.

           (g) receive and collect rent and all other monies payable to the Owner by all tenants and licensees in the Premises and to deposit the same promptly in the bank (the "Bank") named in Exhibit B in a bank account (the "Bank Account") in the name of Agent, as Agent for the Owner, which Bank Account shall be used exclusively for such funds. In the event state law requires tenant security deposits be held in a separate account, such account shall be established by the Agent as approved by the Owner.

         The Owner or the Owner's designated representative will be a signatory on the Bank Account, but need not co-sign each check.

           (h) collect such rent and other charges from tenants in a timely manner and to pursue Owner's legal remedies for non-payment of same, including the termination of leases for tenants in default by the institution of legal action. Agent shall refer all such matters requiring legal services to Agent's approved attorneys listed on Exhibit B hereto or, at Agent's option, have such legal work performed by Agent's in-house attorneys or paralegals. The fees for all such legal services shall be paid for by Owner, including (i) negotiation of leases, including department store leases and reciprocal easement agreements; (ii) preparation and negotiations of construction contracts for renovations of the Premises; (iii) suits to enforce leases; (iv) bankruptcy claims involving tenants; (v) negotiations with labor unions; (vi) environmental matters and (vii) any other legal action approved by Owner. With respect to lease preparation and negotiation performed by Agent's in-house attorneys or paralegals, Owner shall reimburse Agent for the salary, fringe benefits, allocable share of rent and other office overhead, in an amount equal to Fifteen Hundred ($1,500.00) Dollars for each lease so prepared and negotiated, or such reasonable higher charge as is justified because of the complexity of the lease in


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                question. For lease assignments, lease amendments and lease surrenders, the reimbursement shall be Five Hundred ($500.00) Dollars; and for all other legal work performed by Agent's in-house attorneys or paralegals, the amount of the reimbursement shall be Two Hundred ($200.00) Dollars per hour for Agent's in-house attorneys and Seventy-Five ($75.00) Dollars per hour for all work performed by Agent's in-house paralegals. Such attorneys and paralegals shall keep time records substantiating the hours charged and on request such records may be inspected by Owner. Agent may deduct the amount to be reimbursed from the Bank Account. With respect to any litigation involving sums due from tenants, Agent is authorized to compromise such litigation without Owner's consent so long as such compromise does not involve a forgiveness of sums due by such tenant in excess of Fifteen Thousand ($15,000.00) Dollars.

           (i) bond the Agent and all of the Agent's employees who may handle or be responsible for monies or property of the Owner with a "fidelity" bond, in the amount of Two Hundred Thousand ($200,000.00) Dollars.

           (j) notify the Owner immediately of any fire, accident or other casualty, condemnation proceedings, rezoning or other governmental order, or lawsuit or threat thereof involving the Premises; and violations relative to the leasing, use, repair and maintenance of the Premises under governmental laws, rules, regulations, ordinances or like provisions. The Agent will not bear responsibility for non-compliance unless such non-compliance is due to the negligence of the Agent or its employees.

           (k) check tax assessments and promptly furnish Owner with copies of all assessment notices and receipted tax bills and, if requested by Owner, Agent agrees to retain an expert to bring an appeal at Owner's expense before any taxing authority relative to the Premises.

           (l) subject to Owner's making funds available to do so, cause the Premises to comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and local governments, courts, departments, commissions, boards and offices, any national or local Board of Fire Underwriters or Insurance Services offices having jurisdiction, or any other body exercising functions similar to those of any of the foregoing which may be applicable to the Premises or any part thereof or to the leasing, use, repair, operation or management thereof. Such compliance shall be undertaken in the

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                name of Owner, and be at Owner's expense. Agent shall give prompt written notice to Owner of any violation or notice of alleged violation of such laws and Agent shall not bear responsibility for failure of the Premises or the operation thereof to comply with such laws unless Agent has committed gross negligence or a willful act or omission in the performance of its obligations under this Agreement.

2.2 The Agent agrees that on or before the twentieth (20th) day of each month to render to Owner monthly cash basis reports itemized in reasonable detail relating to the management and operation of the Premises for the preceding calendar month. The names and address of the persons who shall receive said reports are set forth in Exhibit B. Subject to the terms and provisions of this Agreement, the Agent is authorized to pay all bills for the operation of the Premises from the rentals and other income of the Premises, including the Agent's fee and reimbursable items set forth in this Agreement, and the Agent shall remit to the Owner the net receipts after such payments with such monthly report. Prior to Owner's default or the termination of this Agreement the Owner shall, at any time, have the right to require the transfer to the Owner of any funds in the Bank Account considered by the Owner and Agent to be in excess of an amount reasonably required by the Agent for disbursement purposes in connection with the Premises. In the event Agent determines that there is not sufficient funds in the Bank Account to pay when due all expenses of the Premises and reimbursements due Agent, Owner shall, within five (5) days of request, deposit into such account additional funds in the amount requested by Agent. The Agent agrees to keep full and detailed records with respect to the management and operation of the Premises and to retain those records for periods specified by the Owner, not to exceed three (3) years after the year in question. The Owner shall have the right to inspect such records and audit the reports required by this Section during business hours for the life of this Agreement, and at times mutually agreeable to Owner and Agent.

2.3 The Agent shall exercise reasonable diligence to exert such control over accounting and financial transactions as is reasonably required to protect the Owner's assets from loss or diminution due to error, negligence or willful misconduct or wanton acts on the part of the Agent, its employees, agents or contractors. Losses caused by failure to exercise reasonable diligence shall be borne by Agent.

2.4 The Agent shall prepare and submit to the Owner a proposed operating and capital budget for the promotion, operation, repair and maintenance of the Premises for each calendar year. Preliminary and final budgets will be due ninety (90) and sixty (60) days, respectively, prior to the end of each calendar year. Such budgets shall be prepared on a cash basis showing a month by month projection of income and expense and capital expenditures and shall be accompanied by proposed leasing guidelines for the next ensuing calendar year which shall contain a brief narrative description of the anticipated market, a projection of cash flow for such year, listing expiring leases for the next following year as well as project ranges of rental rates and terms for new or renewal leases, estimates of concessions to tenants and of cost estimates of alterations for space to be leased. The annual budget shall be deemed approved unless Agent receives written notification of disapproval within thirty (30) days after the date such budget was tendered to Owner for approval; Owner shall


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have the right to disapprove line items in such budget or the entire budget. In the event of a line item disapproval, all portions of the budget not disapproved shall automatically be deemed approved. In the event of such disapproval of the budget or any specific line items thereof, the parties will promptly meet and resolve such differences and Agent will promptly thereafter resubmit a revised budget to Owner who shall have an additional ten (10) days to approve or disapprove the same and such procedure shall continue until the budget has been approved. If Owner shall fail to disapprove the revised budget within ten (10) days of receipt, the same shall be deemed approved. Agent is authorized for the account of Owner to make any expenditures or to incur any obligations or implement any items which are included in the approved annual budget without further approval from owner being required. Such budgets and all other financial reporting to be prepared by Agent shall be prepared using Agent's then standard format and software. Agent shall not be obligated to use any other financial format or software unless same is satisfactory to Agent, Owner purchases same for Agent and Owner pays all of the training expenses for Agent's employees relating to such software.

         After approval of each such budget by the Owner, the Agent agrees to use diligence and to employ all reasonable efforts so that the actual costs of operating the Premises shall not exceed said approved budget by more than ten (10%) percent per year without the Owner's approval. The Agent shall promptly notify the Owner if the Agent reasonably anticipates any such line item exceeding one hundred ten (110%) percent of the amount therefor in the approved budget.

2.5 Agent agrees, for itself and all persons retained or employed by Agent in performing its services, to hold in confidence and not to use or disclose to others any confidential or proprietary information of Owner heretofore or hereafter disclosed to Agent including, but not limited to, any data, information, plans, programs, processes, costs, operations or tenants which may come within the knowledge of Agent in the performance of or as a result of its services, except where Owner specifically authorizes Agent to disclose any of the foregoing to others or such disclosure reasonably results from the performance of Agent's duties hereunder or is required to be disclosed pursuant to litigation.

2.6 The Agent agrees to use its best efforts to have the Premises rented to desirable tenants, satisfactory to the Owner considering the nature of the Premises, and in connection therewith to negotiate business terms for relocation and/or expansions, new leases and renewals of leases at appropriate times, it being understood that all inquiries to the Owner with respect to leasing any portion of the Premises shall be referred to the Agent. At least once per year Owner and Agent shall meet and mutually develop a "leasing game plan" for the ensuing calendar year which game plan shall specify projected vacancies, projected rentals and other pertinent terms of new leases or lease renewals, costs to be incurred in obtaining tenants and other relevant matters. Owner hereby authorizes Agent to implement the approved leasing game plan and to negotiate and execute leases in accordance therewith and confirms that any leases so executed shall be deemed approved by Owner and Owner shall pay Agent the leasing commission set forth in this Agreement with respect to each lease executed by a tenant consistent with the leasing game plan. Agent is hereby


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given the exclusive right to lease the Premises on behalf of Owner and Owner shall pay to Agent the leasing commission set forth in Exhibit B regardless of who may negotiate the same, including Owner. All leases and renewals shall be prepared by the Agent on the Agent's form lease, and such leases shall either be executed by Agent on behalf of Owner or, at Agent's option shall be executed by the Owner. The Agent agrees it will observe the specific leasing guidelines, if any, set forth in the approved budget or otherwise made known to the Agent in writing by the Owner. In the event the Agent shall have a prospective tenant reference from another property in the local market area where the Premises are located in which the Agent has a beneficial interest or which the Agent manages, the Agent shall declare its potential conflict of interest to the Owner, and the Owner shall determine if negotiations shall be undertaken by the Agent, the Owner, or a third party appointed by the Owner. References of prospective tenants, as well as their varying use requirements, shall be investigated by the Agent.

2.7 Anything in the Agreement to the contrary notwithstanding:

           (a) Nothing in this Agreement shall require Agent to take any action (and Agent will not be in default for failure to take any action) to the extent and wherever there is provided a limitation on Agent's ability to expend funds or incur obligations with respect to the Premises.

           (b) Unless expressly provided, Agent shall not be responsible or obligated to advance its own funds for any purpose in the performance of Agent's duties under this Agreement.

           (c) Agent shall not be obligated to pay or perform any liability or obligation or take any action under this Agreement which is to be done at the expense of Owner or for which Agent is entitled to reimbursement from Owner unless funds for such purpose are available in the Bank Account or have otherwise been made available to Agent by Owner.

           (d) Wherever Agent is obligated to use its "best efforts or reasonable efforts" under this Agreement such term is intended to signify and shall mean that Agent shall exercise its professional skill and expertise with diligence and in a commercially reasonable manner and consistent with high quality practice for the management of similar buildings located in the geographic area in which the Premises are situate. However, such a standard shall not impose additional duties or obligations on Agent not set forth in this Agreement, such as, by way of example, an obligation to advance Agent's funds or to commence litigation against third parties, or to take extraordinary actions or to perform services not customarily provided by managers of comparable buildings in the local geographic area. Nothing in this Agreement shall require Agent to perform the obligations of others or exercise any efforts (other than reasonable efforts) to cause them to perform such obligations.

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           (e)  Everything done by Agent in the performance of its obligations under this Agreement and all expenses incurred pursuant hereto shall be for and on behalf of Owner and for its account and at its expense. Except as otherwise expressly provided herein, all debts and liabilities incurred to third parties in accordance with the annual budget and in the ordinary course of business of managing the Premises are and shall be obligations of Owner, and Agent shall not be liable for any such obligations by reason of its management, supervision or operation of the Premises for Owner.

                                   ARTICLE III
                             THE OWNER'S AGREEMENTS

3.1 The Owner, at its option, may pay directly all taxes, special assessments, ground rents, insurance premiums and mortgage payments, in which event Owner shall notify Agent of such.

3.2 The Owner shall carry (or cause to be carried) insurance upon the Premises and shall look solely to such insurance for indemnity against any loss or damage to the Premises except when caused by the willful act or omission or gross negligence of the Agent or its employees, agents, contractors or subcontractors. However, Agent shall not be liable to Owner for any loss or damage to the Premises even if caused by the willful act or omission or gross negligence of Agent or its employees, agents, contractors or subcontractors to the extent any such loss or damage is covered or should have been covered by Owner's insurance. To the extent any loss or damage to the Premises is covered or should have been covered by Owner's insurance, Agent is released from liability therefor and Owner waives its right of subrogation against Agent. The Owner shall purchase, or have Agent purchase for Owner and at Owner's expense, and maintain policies of commercial general liability insurance, including personal injury liability and contractual liability, in an amount determined by Agent but, in any event not less than $5,000,000.00 combined single limit for bodily injury and property damage. Said policies shall name the Agent as an additional insured thereunder and will be primary to any other available insurance. The Owner shall advise the Agent as to the name and address of any insurance carriers for insurance placed by Owner directly. If Owner desires Agent to purchase property damage or liability insurance for the Premises, Owner shall pay Agent an annual fee representing a pro rata share of the fee Agent pays to participate in its group insurance coverage pool.

3.3 Owner agrees (a) to indemnify, hold and save Agent free and harmless from any claim for damages or injuries to persons or property resulting from: (1) Agent carrying out the provisions of this Agreement or acting under direction of Owner, (2) Owner's failure or refusal to comply with or abide by any rule, order, determination, ordinance or law of any federal, state or municipal authority, (3) Owner's failure or refusal to comply with or abide by or perform its obligations set forth in this Agreement, (4) any latent building defects or other defect or dangerous condition which a visual inspection would fail to disclose or any unsafe or dangerous condition or characteristic of the Premises resulting from the design or initial construction of the Premises (including,

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but not limited to, security systems, door locks, location of trash receptacles, ingress & egress routes and recreational structures), (5) any defects, conditions or situations with respect to the Premises which Agent has disclosed to Owner and requested Owner's permission to correct or rectify, (6) the willful misconduct or criminal activity of any third person or agency, except as to Agent and its employees, agents and representatives with respect to the Premises or (7) the negligent or willful acts of Owner or Owner's representatives, officers, employees and agents; and (b) to defend promptly and diligently at Owner's expense, any claim, action or proceeding against Agent and/or Agent and Owner, jointly or severally, arising out of or connected with any of the foregoing, and to hold harmless and fully indemnify Agent from any judgment, loss or settlement on account thereof. The undertaking of Owner as set forth above shall survive the expiration or earlier termination of this Agreement as to all liabilities accruing during the term hereof.

3.4 If Owner requests Agent to perform certain designated additional management services and the parties agree to the exact nature, scope and time frame for the performance thereof, then Owner shall pay the Agent the agreed upon fee for Agent's performance of such services, such payment to be made within twenty (20) days after receipt of a bill therefor. Such payment shall be made in addition to the fees and reasonable expenses otherwise stated herein. In performing any specialized management services for Owner, Agent shall not be liable to Owner for errors, accuracies, mistakes or the consequences thereof, relating to the performance of such services provided Agent has performed the services in good faith. Owner hereby waives, releases and discharges Agent from all errors, inaccuracies, mistakes and the consequences thereof relating to the performance of such services, except to the extent Agent has not performed such services in good faith.

3.5 The Owner hereby irrevocably appoints Agent as the sole and exclusive broker for any sale and/or re-financing of the Premises and agrees to pay Agent a fee of one (1%) percent of the principal amount of any refinancing and a sales commission of two (2%) percent of the gross sales price for the Premises, each such fee to be paid at the closing involved. Such fee shall include Agent's fee for any due diligence work required to accomplish such refinancing and/or sale.

3.6 Owner agrees to make available to Agent, free of charge, an on-site office to be utilized in connection with Agent's leasing of the Premises. In addition, Owner shall reimburse Agent monthly for all travel expenses, leasing and marketing materials, demographic and marketing studies signage and advertising incurred by Agent during the performance of its obligations under this Agreement. Agent shall have the right to install signage on the Premises in furtherance of its obligation to lease the Premises. Owner shall cause the Premises to participate in Agent's wide area network data transmission system and shall lease or purchase for the Premises any wiring, phone, computers, routers or software upgrades that Agent deems necessary to access the system.

3.7 Agent has afforded Owner the benefit of Agent's blanket policy of workmen's compensation insurance. Such policy provides that Agent is required to pay in full, in advance, the annual premium for such policy. Owner shall reimburse

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Agent, on demand, its share of such premium, such share being determined by the actual payroll and rate classifications statutorily mandated in the state where the Premises is located. Owner acknowledges that should this contract be terminated during the policy year, there shall be no proration of Owner's premium payment as between Owner and Agent unless or until Agent receives a refund for the unused portion of such premium from the insurance carrier.

                                   ARTICLE IV
                            MANAGEMENT AND OTHER FEES

4.1 As the management fee for the services performed pursuant to Article II, the Owner agrees to pay the Agent at the rate specified in Exhibit B and Exhibit C. Said fee shall be payable monthly, in arrears, on the first (1st) day of each calendar month. Agent shall withdraw said fee and all of its reimbursable expenses from the Bank Account for the Premises and shall account for same as provided for in Section 2.2 hereof.

4.2 With respect to any space occupied by the Owner, the Agent shall be entitled to no leasing commissions but shall be entitled to a management fee as though the Owner were paying rent at the average square foot rental rate being paid for comparable space in the Premises.

4.3 If Owner requests Agent to perform supervisory or administrative services with respect to any renovation, expansion, tenant fit-out work or other repair or construction project at the Premises which would involve "hard" costs in excess of One Hundred Thousand ($100,000.00) Dollars, Owner shall pay Agent a construction management fee equal to five (5%) percent of the "hard" costs of such work, such fee to be paid in three equal installments, one-third upon the commencement of such work, the second third upon fifty (50%) percent completion and a final payment upon substantial completion of the project. In addition, and whether or not Agent is paid the above specified supervisory fee, Owner shall reimburse Agent for the reasonable fees and disbursements of any architect, engineer, on-site manager and/or on-site job accountant engaged to monitor or perform any portion of such work.

4.4 Owner shall pay Agent Five Hundred ($500.00) Dollars to review the plans and specifications prepared by each tenant doing alterations or renovations to its space, to verify that such plans are acceptable to landlord and consistent with any landlord design criteria applicable to the Premises. In the event Agent utilizes Agent's own in-house architect or engineer in lieu of retaining the services of an independent architect or engineer, the amount of such reimbursement shall be based upon the approximate hourly wage and other benefits paid by Agent to such architect or engineer.

4.5 Owner shall pay Agent for implementing a year round program of short term specialty retail leasing, including Christmas kiosks, carts, in line temporary space and special events, twenty-five (25%) percent of the gross annual income collected by Agent with respect to the leasing of such specialty retail units. Such amount may be deducted by Agent from Owner's operating funds on a monthly basis, as earned. Owner acknowledges that Agent will allocate to the marketing fund/merchant's association, as applicable, certain costs of Agent's marketing program maintained from Agent's home office. Such charge shall not be billed to Owner but rather to such fund in an amount which will reasonably allocate to the Premises its proportionate share of the cost involved in maintaining Agent's home office marketing operation applicable to the Premises and similar properties managed by Agent for others.

4.6 Owner authorizes Agent to institute a satellite communication marketing program for the Premises and if such program is successful, Owner shall pay Agent twenty (20%) percent of the income generated therefrom during the term of each such contract, payable in full upon the date Owner receives its first payments for each such contract executed.

                                    ARTICLE V
                               LEASING COMMISSION

5.1 As leasing commissions for (a) all leases, expansions and renewals executed and (b) with respect to a person or entity procured by Agent that is ready, willing and able to lease upon the terms set forth in the leasing game plan, during the term of this Agreement, which, for purposes of calculating Owner's obligation for leasing commissions will include the six (6) month period set forth below, the Owner agrees to pay the Agent at the rate specified in Exhibit
B. Commissions will be based on base rents including CPI inflators payable to Owner, percentage rent and all additional rental payable by the tenant. When leases are negotiated by third party broker, the Agent shall cooperate with such brokers. The Owner shall pay the commission due any such third party broker so long as the Owner has approved in advance the use of such broker and the commission to be paid such broker and such payment shall not reduce the fees provided herein payable to Agent. The leasing commission will be paid to Agent if within a period of six (6) months after the expiration of the term of this Agreement Owner leases all or any portion of the Premises, irrespective of the terms of such lease, to any prospect introduced to the Premises by Agent prior to the expiration of the term, provided that Agent shall have informed Owner in writing of the name of the prospect within thirty (30) days after the expiration of the term hereof. With respect to all such pending leases, Agent is authorized by Owner to continue negotiations and documentation on all such deals. In addition, in the event Owner sells the Premises, at the time of such sale Owner shall pay Agent the leasing commission due for any lease approved by Owner and submitted to the tenant even if such lease is then unsigned.

                                   ARTICLE VI
                                AGENT'S EXPENSES

6.1 Except to the extent approved in the annual budget or otherwise provided herein, the following expenses or costs incurred by or on behalf of the Agent in connection with the management of the Premises shall be the sole cost and expense of the Agent and shall not be reimbursable by the Owner:

           (a) Cost of gross salary and wages, payroll taxes, insurance, worker's compensation, pension benefits, and any other benefits of the Agent's home office or regional home office personnel, except for those costs specifically identified in Exhibit C.

           (b) General agency bookkeeping accounting and reporting services as such services are considered to be within the reasonable scope of the Agent's responsibility to the Owner, except for those costs specifically identified in Exhibit C.

           (c) Cost of forms, stationery, ledgers, and other supplies and equipment used in the Agent's home office or regional home office.

           (d) Cost of all incentive compensation, profit sharing or any pay advances by the Agent to the Agent's employees.

           (e) Cost of automobile purchase and/or rental, except if furnished by the Owner.

           (f) Cost attributable to losses arising from criminal acts or fraud on the part of the Agent's associates or employees.

           (g) Cost of comprehensive crime insurance purchased by the Agent for its own account.

                                   ARTICLE VII
                         DURATION, TERMINATION, DEFAULT

7.1 This Agreement shall become effective on the date specified in Exhibit B and shall be for the term therein specified and shall continue thereafter from month to month until terminated by at least thirty (30) days prior written notice.

7.2 In the event a party hereto (the "Defaulting Party") (a) materially defaults in the performance of its obligations under this Agreement and such default remains uncured for more than twenty (20) days' after such party's receipt of written notice from the other party hereto, except for defaults not susceptible to cure within twenty (20) days, provided as to such defaults the Defaulting Party commences to cure within such twenty (20) day period and diligently prosecutes each cure; or (b) makes an assignment for the benefit of creditors; or (c) has appointed a receiver, liquidator or trustee of its property; or (d) is adjudicated to be a bankrupt or insolvent; or (e) has filed by or against it any petition for the bankruptcy, reorganization or arrangement of the Defaulting Party or, if such appointment, adjudication or petition be involuntary and not consented to by the Defaulting Party and fails to proceed diligently to have the same discharged or dismissed, then the other party hereto may forthwith terminate this Agreement upon giving ten (10) days' written notice to the Defaulting Party.

7.3 This Agreement shall terminate at the election of the Owner upon thirty (30) days' written notice to the Agent if the Premises are sold by the Owner to a non-affiliated third party purchaser or automatically if the Premises were acquired by the owner on foreclosure of a mortgage and are subsequently redeemed. In the event the Premises are sold by the Owner to a non-affiliated third party purchaser and this Agreement is not thereby terminated by the Owner, the Agent shall have the right to terminate this Agreement upon sixty (60) days prior written notice. The Term "non-affiliate" as used herein shall mean any entity which is not an "affiliate" as such term is defined in Section 8.1 hereof. Upon termination of this Agreement for any reason, the Agent shall deliver the following to the Owner or the Owner's duly appointed agent on or before thirty (30) days following the termination date:

           (a) A final accounting, reflecting the balance of income and expense for the Premises as of the date of termination;

           (b) Any balance or monies due to the Owner or tenant security deposits, or both, held by the Agent with respect to the Premises except for reasonable amounts to pay for services already provided; and

           (c) All records, contracts, drawings, leases, correspondence, receipts for deposits, unpaid bills, summary of all leases in existence at the time of termination, and all other papers or documents which pertain to the Premises. Such data and information and all such documents shall, at all times, be the property of the Owner.

7.4 Notwithstanding termination of this Agreement by the Owner, the Owner shall reimburse the Agent within thirty (30) days after receipt of documents from the Agent supporting such expenses, for all sums as may be necessary to satisfy known obligations which the Agent has incurred for the Owner's accounts as authorized under this Agreement, including all severance payments relating to employees at the Premises who are not retained by Owner. In addition, after any termination by the Owner, the Owner and the Agent will as promptly as possible settle any outstanding balances with each other and render final accounts as to any items overlooked or treated incorrectly in any previous settlement, accounting or remittance. Upon any termination of this Agreement, Agent shall assign to Owner or Owner's nominee all service, supply and other contracts and agreements pertaining to the Premises entered into by Agent in accordance with this Agreement and thereupon Owner shall be fully responsible and liable for the performance of all obligations of Agent under all such contracts and agreements occurring after the date of such assignment and Agent shall have no further responsibility or liability with respect thereto. Owner shall indemnify and hold Agent harmless with respect to all such contracts. Any termination permitted hereunder shall not prejudice Agent's right to receive amounts to which Agent is entitled hereunder on account of services rendered by Agent prior to said termination.

7.5 The parties agree that it is not within the intention of the Agreement that the Agent be required to advance its own funds to assist with the maintenance or operation of the Premises or, except as provided in Paragraph 6.1 hereof, to compensate personnel employed by the Agent hereunder. Nevertheless, if the Agent does in good faith advance its own funds for purposes authorized herein or for emergency repairs, the Owner shall promptly reimburse the Agent without interest upon receipt of proper documentation.

7.6 In the event Owner sells the Premises to a nonaffiliated third party and simultaneously elects to cancel this Agreement in accordance with Section 7.3 hereof, together with such notice of termination the Owner shall pay to Agent the following sums as and for a cancellation fee:

            None


                                  ARTICLE VIII
                                   ASSIGNMENT

8.1 This Agreement shall be unassignable by Agent (except that without Owner's consent Agent may assign this Agreement to a parent, successor by merger, subsidiary or affiliate of Agent) and can be changed only by a writing signed by both parties. As used herein, the terms "subsidiary" or "affiliate" shall mean a corporation which directly or indirectly controls or is controlled by Agent. For this purpose "control" shall mean the possession, directly or indirectly, of the power to direct the management policies of such corporation, whether through the ownership of voting rights or by contract or otherwise.

                                   ARTICLE IX
                                  MISCELLANEOUS

9.1 The Owner's Representative ("Owner's Representative") whose name and address are set forth on Exhibit B shall be the duly authorized representative of the Owner for the purpose of this Agreement. Any statement, notice, recommendation, request, demand, consent or approval under this Agreement shall be in writing and shall be deemed given (a) by the Owner when made by the Owner's Representative and delivered personally to the Agent, if an individual, or to an officer of the Agent, if a corporation, or when mailed, addressed to the Agent, at the address set forth above, and (b) by the Agent when delivered personally to or when mailed addressed to the Owner's Representative at the address set forth in Exhibit B. Either party may, by written notice, designate a different address.

9.2 The Agent shall, at its own expense, qualify to do business and obtain and maintain such licenses, directly in its name or through affiliation with other licensed persons or entities, as may be required for the performance by the Agent of its services.

9.3 Each provision of this Agreement is intended to be severable. If any term or provision hereof shall be determined by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such provision shall be severed from this Agreement and shall not affect the validity of the remainder of this Agreement.

9.4 In the event one of the parties hereto shall institute an action or proceeding against the other party relating to this Agreement, the unsuccessful party in such action or proceeding shall reimburse the successful party for its disbursements incurred in connection therewith and for its reasonable attorney's fees.

9.5 No consent or waiver, expressed or implied, by either party hereto of any breach or default by the other party in the performance by the other of its obligations hereunder shall be valid unless in writing, and no such consent or waiver shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligation of such party hereunder. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder. The granting of any consent or approval in any one instance by or on behalf of Owner shall not be construed to waive or limit the need for such consent in any subsequent instance.

9.6 The venue of any action or proceeding brought by either party against the other arising out of this Agreement shall, to the extent legally permissible, be in a court of competent jurisdiction in the Commonwealth of Pennsylvania.

9.7 This Agreement shall be construed and interpreted under and pursuant to the laws of the Commonwealth of Pennsylvania.

9.8 Notwithstanding anything to the contrary contained herein, the parties acknowledge that it is not within the contemplation of this Agreement or the basic management fee set forth in ss. 4.1 herein that the Agent perform any services with respect to the following: re-zoning of the Premises, site acquisition of additional ground for the expansion of the Premises; reconstruction after casualty or condemnation; leasing, management, financing or construction relating to any proposed or implemented expansion of the Premises or work generally classified as "development" work in connection with the same; any due diligence work and/or preparation of estoppel certificates; removal of asbestos or other hazardous material or above or underground storage tanks from the Premises or supervising such work unless same have been installed by Agent or its employees or contractors; preparation of Owner's tax returns or audited financial statements or preparation of multi-year financial projections; bringing or assisting in any real estate tax appeals or abatement proceedings.

9.9 This Agreement shall not be construed as creating a partnership or joint venture between the parties. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  OWNER:

                                  NEW CASTLE ASSOCIATES, a Pennsylvania limited partnership

                                  By: PR NEW CASTLE LLC, a Pennsylvania
                                      limited liability company, general partner


                                  By: PREIT Associates, L.P., its sole member

                                  By: Pennsylvania Real Estate Investment
                                      Trust, its general partner


                                  By: Jeffrey A. Linn
                                      -----------------------------------
                                      Jeffrey A. Linn, Executive
                                      Vice President




                                     AGENT:

                                     PREIT-RUBIN, INC.


                                     BY: George F. Rubin
                                         ----------------------------------
                                         President

                  EXHIBIT A to Management and Leasing Agreement

Premises:

                                    SCHEDULE

                           (By Job Category and Wages)



                  Number of      Maximum         Fringe        List of Number
Job Title         Employees      Wage/wk*        Benefits         Hrs./Wk
---------         ---------      --------        --------      --------------

               As specified in the current years' approved budget.










*The wages listed will be in effect for the current year, after which the Agent may grant increases consistent with Agent's standard wage review policy.

                  EXHIBIT B to Management and Leasing Agreement

Premises:

1. Term: Ten (10) years, plus for purposes of determining Owner's obligation for leasing commissions, the Term will include the six (6) month period set forth in ss. 5.1.
      Effective date: April __, 2003

2.    Name and Address of Owner's Representative:

      Joseph Coradino
      ---------------
      c/o PREIT Associates, L.P.
      --------------------------
      Suite 300, 200 South Broad Street
      Philadelphia, Pennsylvania  19102


3.    Limit of amount authorized for non-emergency purchases and repairs:

      $ 5,000.00

4.    Name of Bank:

      National City Bank
      ------------------
      Cleveland, OH 44193
      -------------------

5.    Description of Bank Account:

      PREIT-RUBIN, Inc., Agent for Owner

6.    Management Fee:

      5.25% of gross cash income and receipts during the applicable period received by Owner from the ownership and operation of the Premises including, without limitation, all payments of rent of any kind including minimum rent, percentage rent, utility income, expense reimbursement, license or concession payments, miscellaneous income and any payments under any other revenue producing contracts for the use, occupation or other utilization of space in the Premises and insurance proceeds received by Owner in lieu of any or all of the foregoing, excluding security deposits, unless and until applied as rent.

7.    Rate of leasing commissions, if any: Not applicable.

8.    Owner's Approved Counsel: Blank Rome LLP, Philadelphia, Pennsylvania

                  EXHIBIT C to Management and Leasing Agreement


Agent shall charge and Owner shall pay monthly, in arrears, the following in addition to the management fee as described in Article IV:

         1. Payroll Administration - Agent shall charge Owner a portion of its cost of payroll administration expenses, including salary, employer share of payroll taxes, employer cost of fringe benefit programs, approved employee expenses, as well as data processing costs and administration of benefit plans. The total costs of Agent will be allocated to Owner based on a ratio the numerator of which shall be the number of employees of Agent directly involved with Owner's property divided by total number of home office employees of Agent.

         2. Risk Management - Agent shall charge Owner, in addition to premiums allocated to Owner's property for specific insurance coverage and a proportionate share of Agent's fees to third party insurance brokers or consultants who provide the overall insurance package to Agent the reasonable cost of managing the insurance program of the Premises, including a proportionate share of the salary, employer share of payroll taxes, employer cost of fringe benefit programs and employee expenses of Agent's risk management department.

         3. Group and Regional Property Manager - Agent shall charge Owner for its reasonable share of the salary bonus, employer share of payroll taxes, employer cost of fringe benefits paid to Agent's Group and/or Regional Property Manager and approved employee expenses, it being understood that such property manager has responsibility to supervise and direct the operation of the on-site Property Manager.

         4. ICSC Convention and Periodic Property Management Meetings - Agent shall represent Owner and the Premises at all ICSC functions attended by Agent for other similar properties and Owner shall reimburse Agent for Owner's reasonable allocation of the expenses of participating in such functions, including travel, meals, brochures and other like expenses. In addition, Owner shall reimburse Agent for the cost involved in having the on-site property management staff participate in Agent's periodic management meetings.



                                      -3-